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                                                                    Exhibit 3(3)

                             CERTIFICATE OF INCORPORATION

                                          OF

                                 PROMUS HOTELS, INC.



    FIRST:  The name of the Corporation is:

                                 PROMUS HOTELS, INC.

    SECOND: The address of the Corporation's registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name of its registered agent at such address is The Corporation Trust Company.

    THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

    FOURTH: The total number of shares of stock which the Corporation is authorized to issue is one thousand (1,000) shares of common stock ("Common Stock"); and the par value of each share of Common Stock shall be ten cents ($0.10).

    FIFTH:  The name and mailing address of the incorporator is:

              Ilona F. Bush
              LATHAM & WATKINS
              633 West Fifth Street, Suite 4000
              Los Angeles, California  90071

    SIXTH: The business and affairs of the Corporation shall be managed by the board of directors, and the directors need not be elected by ballot unless the bylaws of the Corporation so provide.

    SEVENTH: In furtherance and not in limitation of the powers conferred by the State of Delaware, the board of directors is expressly authorized, without stockholder action, to adopt, amend or repeal the bylaws of the Corporation.

    EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.

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    NINTH:  No director of this Corporation shall be personally liable to the
Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit.

    TENTH: Notwithstanding any other provision of this Certificate of Incorporation to the contrary, outstanding shares of Common Stock or any other class or series of stock of the Corporation shall always be subject to redemption by the Corporation, by action of the board of directors, if, in the judgment of the board of directors, any holder of such stock is determined by any gaming regulatory agency to be unsuitable, has an application for a license or permit rejected, or has a previously issued license or permit rescinded, suspended, revoked or not renewed, as the case may be, whether or not any of the foregoing is final and nonappealable, or if such action otherwise should be taken, pursuant to Section 151(b) of the GCL or any other applicable provision of law, to the extent necessary to avoid any regulatory sanctions against, or to prevent the loss of or secure the reinstatement of any license, franchise or entitlement from any governmental agency held by the Corporation, any Affiliate of the Corporation or any entity in which the Corporation or such Affiliate is an owner, which license, franchise or entitlement is (i) conditioned upon some or all of the holders of the Corporation's stock of any class or series possessing prescribed qualifications, or (ii) needed to allow the conduct of any portion of the business of the Corporation or any such Affiliate or other entity. The terms and conditions of such redemption shall be as follows:

    (a) the redemption price of the shares to be redeemed pursuant to this Article TENTH shall be equal to the Fair Market Value of such shares (excluding any dividends thereon not entitled to be received pursuant to paragraph (e) of this Article TENTH) or such other redemption price as required by any applicable law, regulation or rule;

    (b) the redemption price of such shares may be paid in cash, Redemption Securities or any combination thereof;

    (c) if less than all the shares held by Disqualified Holders are to be redeemed, the shares to be redeemed shall be selected in such manner as shall be determined by the board of directors, which may include selection first of the most recently purchased shares thereof, selection by lot or selection in any other manner determined by the board of directors;

    (d) at least 30 days' written notice of the Redemption Date shall be given to the record holders of the shares selected to be redeemed (unless waived in writing by any such holder), provided that the Redemption Date may be the date on which written notice shall be given to record holders if the cash or Redemption Securities necessary to effect the redemption shall have been deposited in trust for the benefit of such record holders and


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subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed;

    (e) from and after the Redemption Date or such earlier date as mandated by any applicable law, regulation or rule, any and all rights of whatever nature, which may be held by the owners of shares selected for redemption (including without limitation, any rights to vote or participate in dividends declared on stock of the same class or series as such shares), shall cease and terminate and they shall thenceforth be entitled only to receive the cash or Redemption Securities payable upon redemption; and

    (f) such other terms and conditions as the board of directors shall determine.

For purposes of this Article TENTH:

         (i) "Disqualified Holder" shall mean any holder of shares of stock of the Corporation of any class (or classes) or series who, either individually or when taken together with any other holders of shares of stock of the Corporation of any class (or classes) or series, in the judgment of the board of directors, is determined by any gaming regulatory agency to be unsuitable, or has an application for a license or permit rejected, or has a previously issued license or permit rescinded, suspended, revoked or not renewed, as the case may be, whether or not any of the foregoing is final and nonappealable, or whose holding of such stock, either individually or when taken together with the holding of shares of stock of the Corporation of any class (or classes) or series by any other holders, may result, in the judgment of the board of directors, in any regulatory sanctions against, or the loss of or the failure to secure the reinstatement of any license, franchise, or entitlement from any governmental agency held by the Corporation, any Affiliate of the Corporation or any entity in which the Corporation or such Affiliate is an owner.

         (ii) "Fair Market Value" of a share of the Corporation's stock of any class or series shall mean the average Closing Price for such share for each of the 45 most recent days of which shares of stock of such class or series shall have been traded preceding the day on which notice of redemption shall be given pursuant to paragraph (d) of this Article TENTH; PROVIDED, HOWEVER, that if shares of stock of such class or series are not traded on any securities exchange or in the over-the-counter market, "Fair Market Value" shall be determined by the board of directors in good faith; and PROVIDED FURTHER, HOWEVER, that "Fair Market Value" as to any stockholder who purchased any stock of the class (or classes) or series subject to redemption within 120 days of a Redemption Date need not (unless otherwise determined by the board of directors) exceed the purchase price paid by him for any stock of such class (or classes) or series of the Corporation. "Closing Price" on any day means the reported closing sales price or, in case no such sale takes place, the average of the reported closing bid and asked prices on the Composite Tape for the New York Stock Exchange Listed Stocks, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on which such stock is listed, or, if such stock is not listed


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on any such exchange, the highest closing sales price or bid quotation for such stock on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such prices or quotations are available, the fair market value on the day in question as determined by the board of directors in good faith.

         (iii) "Redemption Date" shall mean the date fixed by the Board of Directors for the redemption of any shares of stock of the Corporation pursuant to this Article TENTH.

         (iv) "Redemption Securities" shall mean any debt or equity securities of the Corporation, any Subsidiary or any other corporation, or any combination thereof, having such terms and conditions as shall be approved by the board of directors and which, together with any cash to be paid as part of the redemption price, in the opinion of any nationally recognized investment banking firm selected by the board of directors (which may be a firm which provides other investment banking, brokerage or other services to the Corporation), has a value at the time notice of redemption is given pursuant to paragraph (d) of this Article TENTH, at least equal to the Fair Market Value of the shares to be redeemed pursuant to this Article TENTH (assuming, in the case of Redemption Securities to be publicly traded, such Redemption Securities were fully distributed and subject only to normal trading activity).

         (v) "Subsidiary" shall mean any corporation more than 50% of whose outstanding stock entitled to vote generally in the election of directors is owned by the Corporation, by one or more Subsidiaries or by the Corporation and one or more Subsidiaries.

         (vi) "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 under the Exchange Act as in effect on the date hereof (the term "registrant" in said Rule 12b-2 meaning in this case the Corporation).

         I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, herein declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this tenth day of May, 1995.


                                            /s/ Ilona F. Bush
                                            ----------------------------------
                                                 Ilona F. Bush


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